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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 15, 2002 (November 7, 2002)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-22081 (Commission File Number)	48-1056429 (IRS Employer Identification Number)
501 Kansas Avenue Kansas City, KS 66105 (Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

Item 5. Other Events

        On November 7, 2002, the Company completed a $30.0 million private placement of its common stock, $.01 par value, with institutional investors. A.G. Edwards & Sons, Inc. acted as the placement agent for the offering. The private placement consisted of 2,000,000 newly issued shares of common stock at the purchase price of $15.00 per share. Net proceeds from the private placement will be used by the Company to provide flexibility for potential acquisitions, accelerate new product development, further expand sales and marketing and for general corporate purposes.

Item 7. Financial Statements and Exhibits.

Exhibits.

  10.1
  Securities Purchase Agreement dated as of November 7, 2002.

  99.1
  Press Release dated November 8, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: November 15, 2002	By:	/s/ ELIZABETH M. BRAHAM
	Name:	Elizabeth M. Braham
	Title:	Vice President and Chief Financial Officer

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURES